SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g)
OF THE SECURITIES EXCHANGE ACT OF 1934

INTERACTIVE HEALTH, INC.

(exact name of registrant as specified in its charter)

Delaware	77-0606142
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

3030 Walnut Avenue, Long Beach, California	90807
(Address of principal executive offices)	(zip code)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

None

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☒.

Securities Act registration statement file number to which this form relates: 333-114975.

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

Title of Each Class
to be so Registered

Common Stock, par value $0.001 per share

Rights to Purchase Series B Preferred Stock,
$0.001 par value per share

EXPLANATORY NOTE

This Amendment No. 1 amends and restates in its entirety the Registration Statement on Form 8-A (File No. 000-51144) of Interactive Health, Inc. (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) on February 1, 2005.  This Amendment No. 1 is being filed to reflect: (1) the declaration of the dividend of the preferred stock purchase rights on shares held of record on February 8, 2005, (2) the amendment of the Registrant’s Certificate of Incorporation on February 4, 2005 and (3) the amendment of the Registrant’s Securityholders Agreement on February 4, 2005.

Item 1. Description of Registrant’s Securities to be Registered

The class of securities to be registered hereunder is Common Stock, $0.001 par value per share (the “Common Stock”) together with associated Rights to Purchase Series B Preferred Stock, $0.001 par value per share (the “Rights”), of the Registrant. The description of the Common Stock and the Rights set forth under the caption “Description of Capital Stock” in the Prospectus (subject to completion) included in the Registration Statement on Form S-1 (File No. 333-114975) filed with the Commission by the Registrant on April 29, 2004, together with the description set forth under such caption included in any amendment thereto (including, without limitation, any post-effective amendment filed pursuant to Rule 462(b) of the Securities Act of 1933) and in the form of any final prospectus subsequently filed by the Registrant pursuant to Rule 424(b) or included in any post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, is incorporated herein by reference.

Item 2. Exhibits

Exhibit Number	Description
3.1

Certificate of Incorporation of IH Acquisition Corp. filed with the Delaware Secretary of State on July 13, 2003, incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-114975).

3.2

Certificate of Amendment to the Certificate of Incorporation of IH Acquisition Corp. filed with the Delaware Secretary of State on August 22, 2003, incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-114975).

3.3

Second Certificate of Amendment to the Certificate of Incorporation of Interactive Health, Inc. filed with the Delaware Secretary of State on March 3, 2004, incorporated herein by reference to Exhibit 3.3 to the Registration Statement on Form S-1 (File No. 333-114975).

3.4

Third Certificate of Amendment to the Certificate of Incorporation of Interactive Health, Inc. filed with the Delaware Secretary of State on February 4, 2005, incorporated herein by reference to Exhibit 3.7 to the Registration Statement on Form S-1 (File No. 333-114975)

3.5	Amended and Restated Bylaws of Interactive Health, Inc., incorporated herein by reference to Exhibit 3.4 to the Registration Statement on Form S-1 (File No. 333-114975).
3.6

Form of Certificate of Designation of Preferences of Series B Preferred Stock of Interactive Health, Inc. incorporated herein by reference to Exhibit 3.8 to the Registration Statement on Form S-1 (File No. 333-114975).

3.7	Form of Amended and Restated Certificate of Incorporation of Interactive Health, Inc. incorporated herein by reference to Exhibit 3.5 to the Registration Statement on Form S-1 (File No. 333-114975).
3.8	Form of Bylaws of Interactive Health, Inc. incorporated herein by reference to Exhibit 3.6 to the Registration Statement on Form S-1 (File No. 333-114975).
4.1

Registration Rights Agreement, dated August 22, 2003, among Registrant, J.H. Whitney Mezzanine Fund, L.P., Whitney Private Debt Fund, L.P., Green Leaf Capital, L.P., Whitney V, L.P. and Management, incorporated herein by reference to Exhibit 4.3 to the Registration Statement on Form S-1 (File No. 333-114975).

4.2	Securityholders Agreement, dated August 22, 2003 among Registrant, J.H.

Whitney Mezzanine Fund, L.P., Whitney Private Debt Fund, L.P., Greenleaf Capital, L.P., Whitney V, L.P. and Management Purchasers, incorporated herein by reference to Exhibit 10.22 to the Registration Statement on Form S-1 (File No. 333-114975).

4.3

Amendment No. 1 to Securityholders Agreement, dated February 18, 2004 among Registrant, J.H. Whitney Mezzanine Fund, L.P., Whitney Private Debt Fund, L.P., Greenleaf Capital, L.P., Whitney V, L.P. and Management Purchasers, incorporated herein by reference to Exhibit 10.23 to the Registration Statement on Form S-1 (File No. 333-114975).

4.4

Amendment No. 2 to Securityholders Agreement, dated August 18, 2004 among Registrant, J.H. Whitney Mezzanine Fund, L.P., Whitney Private Debt Fund, L.P., Greenleaf Capital, L.P., Whitney V, L.P. and Management Purchasers, incorporated herein by reference to Exhibit 10.24 to the Registration Statement on Form S-1 (File No. 333-114975).

4.5

Amendment No. 3 to Securityholders Agreement, dated August 18, 2004 among Registrant, J.H. Whitney Mezzanine Fund, L.P., Whitney Private Debt Fund, L.P., Greenleaf Capital, L.P., Whitney V, L.P. and Management Purchasers, incorporated herein by reference to Exhibit 10.35 to the Registration Statement on Form S-1 (File No. 333-114975).

4.6	Form of Rights Agreement, incorporated herein by reference to Exhibit 4.4 to the Registration Statement on Form S-1 (File No. 333-114975)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on February 8, 2005.

INTERACTIVE HEALTH, INC.

/s/ CRAIG P. WOMACK
Craig P. Womack Chief Executive Officer, Chief Operating Officer and Director

Exhibit Number	Description
3.1

Certificate of Incorporation of IH Acquisition Corp. filed with the Delaware Secretary of State on July 13, 2003, incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-114975).

3.2

Certificate of Amendment to the Certificate of Incorporation of IH Acquisition Corp. filed with the Delaware Secretary of State on August 22, 2003, incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-114975).

3.3

Second Certificate of Amendment to the Certificate of Incorporation of Interactive Health, Inc. filed with the Delaware Secretary of State on March 3, 2004, incorporated herein by reference to Exhibit 3.3 to the Registration Statement on Form S-1 (File No. 333-114975).

3.4

Third Certificate of Amendment to the Certificate of Incorporation of Interactive Health, Inc. filed with the Delaware Secretary of State on February 4, 2005, incorporated herein by reference to Exhibit 3.7 to the Registration Statement on Form S-1 (File No. 333-114975)

3.5	Amended and Restated Bylaws of Interactive Health, Inc., incorporated herein by reference to Exhibit 3.4 to the Registration Statement on Form S-1 (File No. 333-114975).
3.6

Form of Certificate of Designation of Preferences of Series B Preferred Stock of Interactive Health, Inc. incorporated herein by reference to Exhibit 3.8 to the Registration Statement on Form S-1 (File No. 333-114975).

3.7	Form of Amended and Restated Certificate of Incorporation of Interactive Health, Inc. incorporated herein by reference to Exhibit 3.5 to the Registration Statement on Form S-1 (File No. 333-114975).
3.8	Form of Bylaws of Interactive Health, Inc. incorporated herein by reference to Exhibit 3.6 to the Registration Statement on Form S-1 (File No. 333-114975).
4.1

Registration Rights Agreement, dated August 22, 2003, among Registrant, J.H. Whitney Mezzanine Fund, L.P., Whitney Private Debt Fund, L.P., Green Leaf Capital, L.P., Whitney V, L.P. and Management, incorporated herein by reference to Exhibit 4.3 to the Registration Statement on Form S-1 (File No. 333-114975).

4.2

Securityholders Agreement, dated August 22, 2003 among Registrant, J.H. Whitney Mezzanine Fund, L.P., Whitney Private Debt Fund, L.P., Greenleaf Capital, L.P., Whitney V, L.P. and Management Purchasers, incorporated herein by reference to Exhibit 10.22 to the Registration Statement on Form S-1 (File No. 333-114975).

4.3

Amendment No. 1 to Securityholders Agreement, dated February 18, 2004 among Registrant, J.H. Whitney Mezzanine Fund, L.P., Whitney Private Debt Fund, L.P., Greenleaf Capital, L.P., Whitney V, L.P. and Management Purchasers, incorporated herein by reference to Exhibit 10.23 to the Registration Statement on Form S-1 (File No. 333-114975).

4.4

Amendment No. 2 to Securityholders Agreement, dated August 18, 2004 among Registrant, J.H. Whitney Mezzanine Fund, L.P., Whitney Private Debt Fund, L.P., Greenleaf Capital, L.P., Whitney V, L.P. and Management Purchasers, incorporated herein by reference to Exhibit 10.24 to the Registration Statement on Form S-1 (File No. 333-114975).

4.5

Amendment No. 3 to Securityholders Agreement, dated August 18, 2004 among Registrant, J.H. Whitney Mezzanine Fund, L.P., Whitney Private Debt Fund, L.P., Greenleaf Capital, L.P., Whitney V, L.P. and Management Purchasers, incorporated herein by reference to Exhibit 10.35 to the Registration Statement on Form S-1 (File No. 333-114975).

4.6	Form of Rights Agreement, incorporated herein by reference to Exhibit 4.4 to the Registration Statement on Form S-1 (File No. 333-114975)